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                                                                  EXHIBIT 10.6

                             DEMAND PROMISSORY NOTE

$10,000,000                                                 January 5, 1998


          FOR VALUE RECEIVED, the undersigned, National Media Corporation, a Delaware corporation ("Borrower"), promises to pay on demand, which demand may be made at any time after the occurrence of the Triggering Event (as defined below), to ValueVision International, Inc., a Minnesota corporation ("Lender"), at its office at 6740 Shady Oak Road, Eden Prairie, MN 55344-3433 or at such other place as Lender may designate in writing, in lawful money of the United
States of America and in immediately available funds (except as otherwise expressly provided in Section 2(b) below), the lesser of (i) the principal amount of Ten Million Dollars ($10,000,000), and (ii) the unpaid principal amount of all amounts loaned by Lender to Borrower hereunder. In addition, Borrower agrees:

     1.   INTEREST.

          a. Generally. Borrower promises to pay interest on the principal, expenses and other amounts due hereunder (all such amounts due hereunder, including any interest thereon, collectively referred to as the "Obligations"). Interest shall accrue on the Obligations from the date such Obligations are advanced or otherwise due hereunder until paid in full at the Prime Rate (as defined below) in effect from time to time, plus 1.5% per annum. "Prime Rate" shall mean the prime, reference or other comparable rate announced from time to time by Norwest Bank, N.A. ("Norwest Bank"), as reasonably determined by Lender, with the understanding that the Prime Rate is intended by the parties to be one of Norwest Bank's base rates and may serve as the basis upon which effective rates of interest are calculated for those loans making reference thereto. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced by Norwest Bank. Interest shall be due and payable in immediately available funds (i) quarterly, on January 1, April 1, July 1 and October 1, and
(ii) as of any date in which any principal payment is due and payable hereunder (whether in cash or otherwise, as provided herein).

          b. Default Interest. During the occurrence of an Event of Default (as defined below), the Obligations shall bear interest until paid in full in immediately available funds at an increased rate per annum equal to the Prime Rate in effect from time to time, plus three percent (3.0%) per annum.

     2.   PAYMENTS GENERALLY.

          a. Repayment. Principal shall be due and payable on written demand, which demand may be made by Lender for full or partial payment at any time after the occurrence of the Triggering Event. "Triggering Event" means the earliest to occur of (i) January 1, 1999, (ii) termination of the Agreement and Plan of Reorganization and Merger dated as of the date hereof between Lender and Borrower, as may be amended from time to time (the "Merger Agreement") if such termination results from a breach of any covenant by Borrower or the




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inaccuracy of any representation or warranty of Borrower or in the event the shareholders of Borrower do not approve the terms of the proposed merger as contemplated by the Merger Agreement, (iii) the announcement of a material transaction involving Borrower (such as a merger, share exchange, a sale of all or substantially all of the assets of Borrower or another similar event), (iv) a Change of Control (as defined below) of Borrower, or (v) the acceleration of the Obligations pursuant to Section 6(b)(i) hereof. "Change of Control" shall mean an event as a result of which: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")), other than ValueVision and/or any affiliate of ValueVision, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the voting stock of the Company; (b) the Company consolidates with, or merges with or into another corporation (other than ValueVision and/or any affiliate of ValueVision), or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person (other than ValueVision and/or any affiliate of ValueVision), or any corporation (other than ValueVision and/or any affiliate of ValueVision) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; (c) during any period of two consecutive years (beginning as of the date hereof), individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Directors of the Company then in office; provided, however, that any individual who ceases to be a member of the Board of Directors of the Company by reason of voluntary resignation and such resignation is not taken in connection with an extraordinary transaction involving the Company (including, without limitation, a merger, acquisition, disposition or reorganization) or in connection with an actual or threatened proxy contest, shall not be counted for purposes of determining whether a Change of Control under this clause (c) has occurred, or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

          Borrower shall pay the demanded amount within five Business Days (as defined below) of demand. In the event Lender makes a demand for repayment and Borrower cannot repay the demanded amount in cash, Lender may, in its sole discretion, elect repayment of any or all of the principal and/or interest in shares of the common stock of Borrower, par value $.01 per share (the "Common Stock"), which have been duly and validly issued, fully paid and non-assessable, with each such share being deemed to have a value equal to the lower of the Fixed Conversion Price (as defined in, and determined in accordance with, the Certificate of

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Designations, Preferences and Rights of the Series C Convertible Preferred
Stock, a copy of which is attached hereto as Exhibit A (the "Series C
Preferred Stock Certificate") and the Variable Conversion Price (as defined in, and determined in accordance with, the Series C Preferred Stock Certificate).

          b. Prepayment. Borrower may prepay principal on any portion of this Note at any time, in any amount and without penalty; provided, however, that any such prepayments shall, in Lender's sole discretion, be paid in immediately available funds and/or shares of Common Stock which have been duly and validly issued, fully paid and non-assessable, with each such share deemed to have a value equal to the higher of the Fixed Conversion Price and the Variable Conversion Price.

          c. Payment of Certain Obligations. Any Obligations (other than principal and interest) due hereunder by Borrower to Lender shall be due and payable within five (5) Business Days after notice thereof is sent by Lender to Borrower.

          d. Application of Payments. Each cash payment made on this Note shall be credited first, to any indemnity, expense, fee or other obligations due hereunder; second, to interest then due; and third, to the outstanding principal balance hereof.

          e. Payment Procedures; Calculations. Borrower shall make all payments, or cause all payments to be made, which are due and payable under this Note or any guaranty, security agreement or other agreement, certificate, instrument or other document entered into in connection herewith, including, without limitation, the Warrant Agreement dated as of the date hereof between Lender and Borrower and the Registration Rights Agreement dated as of the date hereof between Lender and Borrower (collectively, together with this Note, as each may be amended from time to time, the "Loan Documents") not later than 2:00 P.M. (Minnesota time) on the day when due, in immediately available funds (except as expressly provided herein), to Lender at its address. Except as otherwise provided herein, all Obligations shall be paid in lawful money of the United States of America. Interest and any fees that may accrue hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed. Each determination by Lender of an interest rate, fees, expenses or other payments hereunder shall be conclusive and presumptively binding for all purposes, absent manifest error.

          f. Business Days. If a payment hereunder would otherwise be due and payable on a day other than on a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension. "Business Day" shall mean any day, except a Saturday, Sunday or any other day designated as a holiday under Federal or Minnesota statute or regulation.

     3.   CONDITIONS PRECEDENT.

          a. Conditions to Initial Loan. Subject to Section 3(c) below, the obligation of Lender to advance Seven Million Dollars ($7,000,000) on the later of the date hereof and the Borrower's receipt of all required consents to such advance, is subject to the satisfaction or waiver of the following conditions precedent:

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               (1) Note and Other Loan  Documents.  Lender  shall have  received executed and delivered copies of this Note, any guaranties and any other Loan Documents reasonably requested thereby, and opinions of counsel in substantially the form set forth in Schedule A attached hereto, each in form and substance satisfactory to Lender, in its reasonable discretion, and each Loan Document shall be in full force and effect, without any defenses thereto.

               (2) Merger Agreement. Lender shall have received an executed and delivered copies of the Merger Agreement (as amended from time to time with the prior written consent of Lender, the "Merger Agreement") and all documents to be entered into in connection therewith (collectively, together with the Merger Agreement, as each may be amended from time to time with the prior written consent of Lender, the "Merger Documents"), in form and substance satisfactory to Lender, in its sole discretion, and each Merger Document shall be in full force and effect.

               (3) Compliance with Agreements, Representations. Each Borrower and any guarantor hereof (collectively, "Loan Parties" and individually, "Loan Party") shall be in compliance with all covenants and agreements contained in this Note, any other Loan Documents, the Merger Agreement or any other Merger Documents. All representations and warranties contained in this Note, any other Loan Documents, the Merger Agreement or any other Merger Documents shall be true and correct on and as of the date hereof, as if then made, other than representations and warranties that relate solely to an earlier date (but which shall have been true and correct as of such earlier date). No Event of Default shall exist or default under the Merger Agreement or would exist as a result of the passage of time or giving of notice, as of the date of such advance or after giving effect thereto.

               (4) Insolvency Event. No Insolvency Event (as defined below) shall have occurred with respect to any Loan Party or any corporation or other entity in which such Loan Party directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity (a "Subsidiary"). An "Insolvency Event" with respect to any entity is any of the following: (a) a voluntary or involuntary petition for bankruptcy or other relief involving such entity, its assets or its liabilities under Title 11 of the U.S. Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time and any successor statute, or any similar statute, (b) an assignment of its assets for the benefit of creditors, (c) its failure or suspension of business operations, (d) appointment of a receiver or trustee for it or a substantial portion of its assets, or (e) general failure to pay its debts as they become due.

          b. Conditions Precedent to any Subsequent Loan. Subject to Section 3(c) below, the obligation of Lender to make any subsequent advances after the date hereof (which advances shall not exceed Three Million Dollars ($3,000,000) in the aggregate) is subject to the satisfaction of the following conditions precedent:

               (1) Note, Other Loan Documents, Merger Agreement. This Note, the other Loan Documents, the Merger Agreement and the other Merger Documents shall be in full force and effect, without any defenses thereto.



                                       4
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               (2) Request for Advance.  Borrower shall have delivered a written request for an advance, executed by Borrower and each other Loan Party, setting forth the requested amount of the advance, the requested advance date, certification that the conditions to such advance have been satisfied and any other information reasonably requested by Lender related to such request for an advance, which Lender shall have received no less than ten Business Days prior to the requested advance date.

               (3) Compliance with Agreements, Representations. Each Loan Party shall be in compliance with all covenants and agreements contained in this Note, any other Loan Documents, the Merger Agreement or any Merger Documents. All representations and warranties contained in this Note, any other Loan Documents, the Merger Agreement or any Merger Documents shall be true and correct on and as of the date of such advance, as if then made, other than representations and warranties that relate solely to an earlier date (but which shall have been true and correct as of such earlier date). No Event of Default or default under the Merger Agreement shall exist or could exist as a result of the passage of time or giving of notice, as of the date of such advance or after giving effect thereto.

               (4) Insolvency Event. No Insolvency Event shall have occurred with respect to any Loan Party or any of its Subsidiaries.

          c. Termination of Advancement Obligation. The obligation of Lender to advance any funds hereunder shall terminate on the earliest to occur of (i) the termination of the Merger Agreement unless such termination is the result of (a) a breach of any covenant by Lender or the inaccuracy of any representation or warranty of Lender; (b) the failure to obtain the written consent of the Federal Communications Commission ("FCC") to the transactions contemplated by the Merger Agreement (so long as Lender has used all reasonable efforts to obtain such consent); or (c) in the event the shareholders of Lender do not approve the terms of the proposed merger as contemplated by the Merger Agreement, (ii) the Effective Time (as such term is
defined in the Merger   Agreement) and (iii) December 31, 1998.

     4. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Note and to make advances hereunder, Borrower represents and warrants to Lender that the following are true, correct and complete.

          a. Authority. Borrower and each other Loan Party has all requisite corporate power and authority to enter into and perform its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance of each of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower and each other Loan Party that is party thereto.

          b. Enforceability. This Note and each other Loan Document constitute the valid and binding obligations of each Loan Party which is a party thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar law of general applicability relating to or affecting creditors' rights and to general equitable principles.

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

          c. No Conflict. The execution, delivery and performance of each Loan Document by any Loan Party will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, articles of incorporation, bylaws or other corporate governance documents of such Loan Party, (ii) result in any violation or breach of, or constitute
(with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation  or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture (collectively, "Debt Documents"), lease, contract or other agreement, instrument or obligation to which such Loan Party is a party or by which any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any Loan Party which is a party thereto or any of its properties or assets, except in the case of (ii)
(other than Debt Documents), and (iii) any  such  conflicts,    violations,
defaults, terminations, or cancellations which are not, individually or in the aggregate, reasonable likely to have a material adverse effect on the business, properties, financial condition or results of operations of either Borrower or Borrower and the other Loan Parties, taken as a whole, or prevent or materially delay or impair Loan Party's ability to perform its obligations hereunder or Lender's ability to enforce its rights hereunder (a "Material Adverse Effect").

          d. Consents and Filings. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to any Loan Party in connection with the execution, delivery and performance of any Loan Document, except those that have been obtained or made, a copy of which has been delivered to Lender and which is satisfactory to Lender in its sole and absolute discretion, and such other consents, authorizations, filings, approvals and registrations which,if not obtained or made, would not be reasonably likely to have a Material Adverse Effect.

          e. Government Regulation. None of the Loan Parties is subject to regulation under any requirement of law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in any Loan Document.

          f. Solvency. After giving effect to the receipt of proceeds of any advances hereunder, the fair saleable value of the assets of Borrower exceeds all its probable liabilities, including those to be incurred pursuant to this Note and the other Loan Documents. After giving effect to the receipt of proceeds of any advances hereunder, Borrower (i) will not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) does not believe it will have incurred debts beyond its ability to pay as such debts become due.

          g.   Merger Agreement Representations.   All representations  and
warranties made under or pursuant to the Merger Agreement or any other Merger Document are true and correct and are hereby incorporated by reference, regardless of whether any of such documents have been or are subsequently terminated. Such representations and warranties shall survive the termination of any Loan Document, Merger Agreement or other Merger Document delivered.

     5. COVENANTS. Until termination of this Note and repayment in full of all Obligations pursuant hereto, Borrower shall, and shall cause each other Loan Party to, comply with the following covenants:

          a. Use of Proceeds. The advances hereunder shall be used by Borrower for working capital and other general corporate purposes, to the extent permitted by the Merger Agreement; provided, however, that such proceeds shall not be applied to the costs and expenses of the consummation of the transactions contemplated by the Merger Agreement.

          b. Ordinary Course Payments. Except such payments as are agreed to and acknowledged by the parties as set forth in Disclosure Schedule 5.1 to the Merger Agreement, none of Borrower, any other Loan Party or any of their respective Subsidiaries shall make any payments outside of the ordinary course of business, including, without limitation, severance or other "parachute" type payments in any amount greater than $50,000, settlement of any threatened or pending litigation matters involving, in the aggregate including all such matters, consideration in excess of $100,000, repayment of any debt for borrowed money (except with respect to scheduled amortization payments), payment of any dividends, redemption or repurchase of any equity or debt securities, in each case, without the prior written consent of Lender. Upon request by Borrower for Lender's consent to any payments that are otherwise prohibited hereunder, Lender shall not unreasonably delay the consideration of such request, which consideration shall be in its sole discretion. The payment by Borrower of accrued but unpaid liabilities existing as of the date hereof (including any accrued and unpaid settlement payments) shall not be deemed to be outside the ordinary course of business for purposes of this Section 5(b).

          c.   Conduct of Business. Except as set forth in Disclosure Schedule
5.1 to the Merger Agreement, each Loan Party shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted (including to not grant any interest in its assets or incur additional indebtedness (unless such indebtedness is adequately subordinated to the Obligations on terms reasonably satisfactory to Lender), without the prior written consent of Lender), to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, and others having business dealings with it.


          d. Merger Agreement Covenants. Each Loan Party shall perform and comply with all covenants and agreements contained in the Merger Agreement or any other Merger Document, and each such covenant and agreement is hereby incorporated by reference, regardless of whether any of such documents have been or are subsequently terminated. The obligation to perform such covenants and agreements shall survive the termination of any Loan Document, Merger Agreement or other Merger Document.

          e. Further Assurances. Borrower shall take, and shall cause each of the other Loan Parties to take, all such further actions (including, without limitation, delivery of any information reasonably requested by Lender relating to any of the Loan
Documents or the business, properties, financial condition or results of operations of any Loan Party) and execute all such further documents and instruments as Lender may at any time determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Loan Documents.

     6.   EVENTS OF DEFAULT.

          a. Events of Default Defined. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (1) Failure to Pay. Any Loan Party shall fail to pay any amount hereunder or any other Loan Document when due.

          (2) Breach of Covenant. Any Loan Party shall fail to comply with any covenant or agreement contained herein or in any other Loan Document to which it is a party or (after giving effect to any applicable notice requirements and cure period set forth in the Merger Agreement) in any Merger Document to which it is a party.

          (3) Breach of Representation or Warranty. Any representation or warranty made or deemed to be made by any Loan Party in any Loan Document to which it is a party or in any Merger Document to which it is a party, or in any statement or certificate given pursuant hereto or thereto, shall be false or misleading in any material respect when made or deemed to be made (and, with respect to any such representation or warranty under the Merger Agreement, after giving effect to any applicable notice requirements and cure period set forth in the Merger Agreement).

          (4) Insolvency Event. Any Loan Party shall become subject to an Insolvency Event.

          (5) Cross Default. A default or event of default (after giving effect to any applicable notice requirements and cure period set forth therein) shall occur under any note, agreement or instrument evidencing any other indebtedness owing to (i) CoreStates Bank, N.A. ("CoreStates") or any lender which is a party to any credit facility or syndicate in which Corestates is a party or participant or (ii) any lender which refinances any indebtedness to any of the lenders described in the foregoing clause (i); provided, however, that if there is a failure to comply with any of the covenants contained in Article 9 of the Amended and Restated Loan and Security Agreement dated June 26, 1996 by and among CoreStates, as successor to Meridian Bank, Borrower and certain of Borrower's subsidiaries (the "Amended and Restated Loan Agreement"), as amended by Section 8 of the Loan Modification Agreement dated September 18, 1997 by and among CoreStates, Borrower and certain of Borrower's subsidiaries, and such failure amounts to less than 10% of the applicable dollar amount or ratio, as the case may be, set forth in such covenant (e.g., if the Working Capital Ratio (as defined in the Amended and Restated Loan Agreement) falls below 2.0 to 1.0 but is greater than 1.8 to 1.0), such failure shall not constitute an Event of Default under this Section 6(a)(5) unless and until any of the remedies set forth under the Loan Documents, including Section 14.2 of the Amended and Restated Loan Agreement, are exercised by CoreStates or any lender that is party thereto.

               (6) Failure of Enforceability of Loan Document. Any covenant, agreement or obligation of any Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; or any Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any rights granted in connection therewith.

          b. Remedies. Upon the occurrence of an Event of Default, Lender may take any or all of the following actions, without prejudice to the rights of Lender to enforce its claims against Borrower:

               (1) Acceleration. Upon delivery of written notice to Borrower, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default set forth in Section 6(a)(5) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand to Borrower), without presentment, demand, protest or any other action or obligation of Lender.

               (2) Termination of Obligation to Advance. Upon delivery of written notice to Borrower, Lender shall no longer be obligated to make any additional advances or loans hereunder.

               (3) Right of Setoff. Lender shall have the right to appropriate and apply to the payment of the Obligations all obligations then or thereafter owing by Lender to such Loan Party.

               (4)  Deficiencies; Remedies Cumulative.   The cash proceeds
resulting from Lender's exercise of any of the foregoing rights shall be applied by Lender in accordance herewith. Borrower shall remain liable to Lender for any deficiencies. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy hereunder or any other Loan Document, at equity or at law.

     7.   MISCELLANEOUS.

          a. GOVERNING LAW. THIS NOTE AND THE OTHER LOAN DOCUMENTS, AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION THEREWITH, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF MINNESOTA.

          b. SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG ANY LOAN PARTY AND LENDER SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN MINNESOTA, AND THE COURTS TO WHICH AN APPEAL

THEREFROM MAY BE TAKEN. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

          c. SERVICE OF PROCESS. BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, INC., NO. 405, SECOND AVENUE SOUTH, MINNEAPOLIS, MN 55401, AS THE DESIGNEE, APPOINTEE AND AGENT OF BORROWER TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO BORROWER, BUT FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

          d. WAIVER OF JURY TRIAL. ANY DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS SHALL BE RESOLVED IN A BENCH TRIAL. ANY RIGHT TO A JURY TRIAL IS WAIVED.

          e. LIMITATION OF LIABILITY. LENDER SHALL NOT HAVE ANY LIABILITY TO BORROWER FOR LOSSES SUFFERED BY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS NOTE OR ANY OTHER LOAN DOCUMENT EXCLUDING THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          f. Delays. No delay or omission of Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

          g. Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by telex or facsimile transmission, or by overnight delivery service, with all charges prepaid, if to Lender, then to Chief Executive Officer, 6740 Shady Oak Road, Eden Prairie, MN 55344-3433, and if to Borrower, then to Chief Executive Officer, Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, PA 19103, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to Lender, at (612) 947-0141, and if to Borrower at (215) 988-4869. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused, and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

          h. Indemnification; Reimbursement of Expenses. Borrower hereby indemnifies and agrees to defend and hold harmless Lender and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages (other than consequential damages), liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Note, any other Loan Document or the transactions contemplated hereby or thereby, (ii) any actual or proposed use by Borrower of the proceeds of the loans advanced hereunder, or (iii) Lender's entering into this Note, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any remedial or other action taken by Borrower or Lender in connection with compliance by Borrower or any other Loan Party, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. In addition, Borrower shall, within five Business Days after written notice is sent by Lender to Borrower, pay to Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by Lender in (i) negotiating, preparing, executing and delivering any of the Loan Documents, including any amendments, modifications or waivers hereto or thereto, (ii) enforcing or defending its rights under or in respect of this Note, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (iii) collecting the loans or other Obligations hereunder, and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

          i. Guaranties. To the extent legally permissible, the Obligations shall be unconditionally guaranteed by each Subsidiary of Borrower designated as a "Material Subsidiary" in Disclosure Schedule 4.1 to the Merger Agreement, pursuant to a guaranty in form and substance satisfactory to Lender, in its sole discretion; provided that upon the termination of the ASB Bank Facility Agreement between ASB Bank Limited and Prestige Marketing Limited, a New Zealand corporation and a subsidiary of Borrower ("Prestige") or any extension thereof, and the satisfaction of Prestige's obligations thereunder, Prestige shall guaranty the Obligations and execute a guaranty in form and substance substantially identical to the guaranty executed as of the date hereof by certain of Borrower's other Subsidiaries.

          j. Waiver of Notice. Borrower and all other Loan Parties, and their successors and assigns, hereby waive presentment, demand, protest and notice thereof or of dishonor, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by Lender, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by Lender to exercise any rights under this Note.

          k. Amendments and Waivers. No amendment or waiver of any provision of this Note or any other Loan Document shall be effective, unless in writing and signed by Borrower and Lender. In no event shall any of the provisions hereof, and none of Lender's rights or remedies hereunder on account of any past or future Events of Default, be deemed to have been waived by Lender's acceptance of any past due installments or by any indulgence or waiver granted by Lender of Borrower.

          l. Severability; Termination of Merger Agreement. In case any provision in or obligation under this Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby. Termination of the Merger Agreement shall not affect any of Borrower's obligations hereunder.

          m. Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Loan Document, Borrower agrees that all agreements among Borrower and Lender, this Note and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate (as defined below). If due to any circumstance whatsoever, fulfillment of any provisions of this Note or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding obligations hereunder and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid Lender for the use, forbearance, or detention of the obligations and other Indebtedness of Borrower to Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this section shall control every other provision of this Note and all agreements among Borrower and Lender. "Highest Lawful Rate" shall mean, at any given time during which any obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the obligations, under the laws of the State of Minnesota (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under Minnesota
(or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Note and any other
Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          n. Set-Offs. Subject to Section 7(e), Borrower shall not have the right to appropriate and apply to the payment of the Obligations any obligations then or thereafter owing by Lender (or any affiliate thereof) to Borrower.

          o. Entire Agreement; Successors and Assigns. This Note and the other Loan Documents constitute the entire agreement among Borrower and Lender, supersedes any prior agreements among them, and shall bind and benefit Borrower and Lender, and their respective successors and assigns. Notwithstanding the foregoing, (i) Borrower shall not assign this Note or any rights or obligations hereunder, without the prior written consent of Lender, and (ii) Lender may assign any or all of its rights or obligations hereunder to (a) any bank, savings and loan association, insurance company or other financial institution; or (b) any other Person, subject to the prior written consent of Borrower and CoreStates Bank, N.A., a national banking association, which consent, in either case, shall not be unreasonably withheld; provided, however, that if such Person's principal business activity is in the infomercial industry in any domestic or international market in which Borrower currently operates, any such assignment shall be subject to the prior consent of Borrower, in its sole discretion. Notwithstanding the foregoing sentence, if a proposed assignment is for an aggregate consideration that is less than the then outstanding principal amount (together with any interest thereon) under this Note, in the reasonable determination of Lender, Borrower shall have a right of first refusal with respect to such proposed assignment (on exactly the same terms and conditions as proposed to such other Person) for a ten-day period commencing from the date Lender gives notice to Borrower of such proposed assignment. If Borrower has not accepted in writing such proposed assignment for itself and tendered the requisite consideration prior to the expiration of such ten-day period, Lender may make such proposed assignment to other Persons, subject to any rights Borrower may have to consent to such assignment as set forth in the immediately preceding sentence. "Person" shall mean any individual, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          IN WITNESS WHEREOF, this Demand Promissory Note shall be deemed to be executed and delivered in Minnesota by proper and duly authorized officers as of the date set forth above.

                                   NATIONAL MEDIA CORPORATION,
                                   a Delaware corporation

                                   By: /s/Robert N. Verratti
                                       -------------------------
                                       Name: Robert N. Verratti
                                       Title: President and Chief
                                              Executive Officer

                                   SCHEDULE A

                           FORM OF OPINIONS OF COUNSEL

     1. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action of each Loan Party(1) that is party thereto, and the Loan Documents have been duly executed and delivered by such Loan Party.

     2. The execution, delivery and performance of the Loan Documents by each Loan Party that is party thereto and the incurrence of the indebtedness under the Loan Documents do not (i) conflict with or violate any federal or Pennyslvania statute, rule or regulation applicable to National Media Corporation, (ii) conflict with or violate any of the provisions of the charter, bylaws or other corporate governance documents,(1) (iii) result in a conflict with, breach of or default under any of the Debt Documents or Material Agreements, or (iv) require any consents, approvals, authorizations, registrations, declarations or filings by National Media Corporation under any applicable federal or Pennsylvania statute, rule or regulation.

- --------
1   The preceding portion of Opinion No. 1 and clause (ii) opinion No. 2 will be made only with respect to all domestic Loan Parties.